UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2006

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

108 Village Square, #327
Somers, NY 10589
(Address of principal executive offices)

(425) 869-7410
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrants Certifying Accountant

EXPLANATORY NOTE: On July 17, 2006, Solar Thin Films, Inc. (f/k/a American United Global Inc.) (the “Company”) filed a Form 8-K Current Report (the “July 2006 8K”) disclosing the acquisition of a majority interest in Kraft Rt. (“Kraft”), the business of Kraft, the appointment of Mr. Zoltan Kiss as Chairman of the Board of the Company, the resignation of Messrs. David Barnes and Steven Moskowitz as an officer and/or director of the Company and the effective termination of Seligson and Giannattasio, LLP (“SG”) as the Company’s independent public auditors as a result of the Kraft acquisition. The Company indicated that it would file a letter (the “SG Letter”) from SG stating whether it agreed with the statements contained therein with respect to the effective termination of S&G by amendment. The purpose of this filing is to amend the July 2006 8K in order to include the SG Letter.

On June 14, 2006, as a result of the acquisition of Kraft, the Company effectively terminated the services of Seligson and Giannattasio, LLP (“SG”), as the Company’s independent auditor. SG performed the audit for the two year period ended December 31, 2005, which reports for the two years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During the Company’s two most recent fiscal years and during any subsequent interim period prior to the June 14, 2006 termination as the Company's independent auditors, there were no disagreements with SG, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

The Company provided SG with a copy of this disclosure and SG has furnished a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed. The letter from SG is attached hereto.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Seligson and Giannattasio, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: August 8, 2006	By: /s/ Robert Rubin
Name: Robert Rubin
Title: Chief Executive Officer